UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 19, 2015

HARBINGER GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-4219	74-1339132
(Commission File Number)	(IRS Employer Identification No.)

450 Park Avenue, 29th Floor, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 906-8555
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2015, the board of directors of Harbinger Group Inc. (the “Company”) appointed Mr. Curtis Glovier as a Class II director of the Company. As a Class II director, Mr. Glovier's term will continue until the Company’s 2015 Annual Meeting of Stockholders.

Mr. Glovier has been a Managing Director at Fortress Investment Group LLC ("Fortress") since May 2007. Mr. Glovier was formerly Managing Director and Co-Head of Middle Market Buyout Group at Perseus, LLC.

The Company’s Nominating and Corporate Governance Committee, composed entirely of independent directors, and the Company’s board of directors, determined that Mr. Glovier qualifies as an independent director under the applicable rules of the Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange and the Company’s Corporate Governance Guidelines.  Mr. Glovier has been named to each of the Compensation Committee and Nominating and Corporate Governance Committee of the Company’s board of directors.

Mr. Glovier was nominated by Fortress to serve on the Company’s board of directors pursuant to the Company's Certificate of Designation of Series A Participating Convertible Preferred Stock, dated as of May 12, 2011, as amended. Certain affiliates of Fortress are also a party to certain arrangements described under the heading “Related Person Transactions” in the Company's Quarterly Report on Form 10-Q for quarter ended December 31, 2014 and filed with the SEC on February 6, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

HARBINGER GROUP INC.

	By:	/s/ Ehsan Zargar
		Name:	Ehsan Zargar
		Title:	Senior Vice President, Deputy General Counsel and Corporate Secretary

Dated: February 20, 2015